Exhibit 99.1
                                                                    ------------


                            SHARE PURCHASE AGREEMENT

                                     BETWEEN


The Initial Sellers Hereunder

on the one side (the "INITIAL SELLERS")




                                       AND


COLGATE-PALMOLIVE COMPANY,
300 Park Avenue,
New York, New York 10022, USA

on the other side (the "PURCHASER")


                                    REGARDING


                                 GABA HOLDING AG

              c/o Dr. Roland Strauss, Blumenrain 20, CH-4001 Basle


                        ("GABA HOLDING")




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Colgate / GABA                                         Share Purchase Agreement

RECITALS


(A) GABA Holding is a Swiss joint-stock company (AKTIENGESELLSCHAFT) registered with the Commercial Registry of the Canton of Basel-Stadt, with a share capital of CHF 1'200'000 (one million two hundred thousand Swiss Francs), divided in to 24'000 registered shares of a par value of CHF 50 each, and registered office at c/o Dr. Roland Strauss, Blumenrain 20, CH-4001 Basle, Switzerland.


(B) GABA Holding is a holding company that controls directly or indirectly various subsidiaries.


(C) The Purchaser is a corporation organized under the laws of Delaware, with head offices at 300 Park Avenue, New York, New York 10022, USA. The Purchaser is listed on the New York Stock Exchange.


(D) During June 2003 GABA Holding's board of directors learned that Purchaser would be interested in the acquisition of the Shares. Following efficient negotiations, the Parties entered into this Agreement.


(E) Prior to signing of this Agreement, the Purchaser had access to the Information Provided.


(F) The Initial Sellers hold 18'313 Shares, representing approximately 80.25% of GABA Holding's share capital and votes (i.e. of the aggregate of the Shares minus the Treasury Shares) and are willing to sell all of these Shares to the Purchaser, which is willing to acquire them in accordance with the terms and conditions of this Agreement.


(G) The shareholders of GABA Holding other than the Initial Sellers shall be offered the opportunity to accede to this Agreement in the capacity of Sellers with the same rights and obligations as the Initial Sellers by way of executing a Deed of Accession in accordance with the provisions of
       Article 2.3 of this Agreement and thereby to sell their shares in GABA Holding to the Purchaser as well.



IT IS AGREED AS FOLLOWS:


1.    DEFINITIONS


2002 Net Cash   shall mean the amount of CHF 140,883,000, being the consolidated net cash position of GABA Holding as of December 31, 2002, which has been determined in accordance with section A of SCHEDULE
                3.3.1.1.

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Colgate / GABA                                         Share Purchase Agreement

       Acceding Sellers shall mean any person that is a party to this Agreement in accordance with the accession procedure provided for in Article 2.3.

       Accession Term   shall  mean the term of  accession as defined in Article
                        2.3(a).

       Accounts         shall  mean the bank  accounts  as  defined  in  Article
                        5.2(a).

       Adjustment
       Amount           shall mean the amount as defined in Article 3.3.1.

       Agents           shall have the meaning set forth in Article 16.6(c).

       Agreement        shall mean this Share Purchase Agreement,  including all
                        Schedules attached hereto.

       Article          shall mean any article contained in this Agreement.

       Closing shall mean the completion of the purchase of the Purchase Shares as further defined in Article 5.1.

       Closing Date     shall mean  the date of  completion  of the  purchase of
                        the Purchase Shares as further  defined in Article  5.1.

       Closing
       Financial
       Statements       shall mean the  financial  statements as defined Article
                        in 3.3.2(a).

       Closing
       Net Cash         shall  mean the  Swiss Franc  amount  equivalent  to the
                        cash, cash equivalents and other current financial assets held for trading, less interest and non-interest bearing, short and long-term financial indebtedness and all interest accrued thereon until the Closing Date, of GABA Holding as of the Closing Date, all on a consolidated basis, to be determined on the basis of the Closing Financial Statements in accordance with the methods and principles set forth in section B of
                        SCHEDULE 3.3.1.1.

       Companies        shall  mean  GABA  Holding  and  the   Subsidiaries  and
                        "Company" shall mean any of them.

       Competing
       Transaction      shall  mean  the  transactions  defined  in  Transaction
                        Article 6.1.3.

       Damage           shall mean the damages as defined in Article 9.1.

       Data Room        shall  mean the data room open to the  Purchaser  during
                        business hours at the offices of Niederer Kraft & Frey, Bahnhofstrasse 13, CH-8001 Zurich, Switzerland, from
                        October 28, 2003,  08:00 a.m.  local time to November 4,
                        2003, 06:00 p.m. local time.

       Deeds of
       Accession        shall mean the deeds of accession,  duly executed in the
                        form set forth in SCHEDULE 1.1 and "Deed of Accession" shall mean any of them.

       Escrow Agent     shall  mean the  escrow  agent as  defined in the Escrow
                        Agreement.

       Escrow Agreement shall  mean the escrow  agreement  as defined in Article
                        9.6(a).


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Colgate / GABA                                         Share Purchase Agreement

       Financial
       Statements       shall mean the audited consolidated financial statements
                        of GABA  Holding for the  financial  years  closed as of
                        December 31, 2001 and as of December  31, 2002,  each of
                        which  has  been  prepared  in   accordance   with  IFRS
                        (International  Financial Reporting Standards,  formerly
                        known  as  IAS,  International   Accounting  Standards),
                        consistently  applied,  copies of which are contained in
                        SCHEDULE 1.2.

       GABA Holding     shall have the  meaning as set out at the  beginning  of
                        this Agreement.

       Independent
       Auditor          shall mean the independent auditor as defined in Article
                        3.3.2(e).

       Information
       Provided shall mean (i) the information memorandum on the Companies, dated October 3, 2003, (ii) the documents contained in the Data Room as per the Data Room index contained in SCHEDULE 1.3 (iii) the additional documents submitted by the Sellers or any of the Companies to the Purchaser until the Signing Date according to the list in SCHEDULE 1.4, and (iv) the Schedules to this Agreement.

       Information
       Technology       shall mean all computer systems, communications systems,
                        software and hardware, which belong to, are used by, or have been licensed to, any of the Companies.

       Initial Purchase
       Price            shall  mean the  initial  purchase  price as  defined in
                        Article 3.2.

       Initial Sellers  shall have the  meaning as set out at the  beginning  of this Agreement.

       Intellectual
       Property shall mean all intellectual property rights and applications for intellectual property rights, including all patents (PATENTE), supplementary protection certificates (ERGANZENDE SCHUTZZERTIFIKATE), utility models (GEBRAUCHSMUSTER), trademarks (MARKEN), trade names (UNTERNEHMENSKENNZEICHEN), trade dress (AUSSTATTUNGEN), geographic-origin marks (GEOGRAFISCHE
                        HERKUNFTSANGABEN),       patterns       and      designs
                        (GESCHMACKSMUSTER     UND    DESIGNMUSTER)     including
                        unregistered              community              designs
                        (GEMEINSCHAFTSBENUTZUNGSGESCHMACKSMUSTER),   copyrights,
                        topographies (TOPOGRAPHIEN), unregistered titles (WERKTITEL), internet domain-names, Know-how, database rights (DATENBANKRECHTE), inventions and all rights to use inventions created by staff members and other persons, and similar or related rights, whether registered or not.

       Know-how shall mean all confidential technical or business information in any form (including on paper, electronically stored data, magnetically stored data, film and microfilm), in particular all confidential information concerning customers and suppliers.


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Colgate / GABA                                         Share Purchase Agreement


       Material
       Contracts        shall mean the contracts as defined in Article 8.10.

       Material Adverse
       Effect           shall  mean an  adverse  effect,  which  (i)  materially
                        impairs or hinders the assets, operations, condition (financial or otherwise) or results of the Companies taken as a whole or (ii) results or is more likely than not to result in the consolidated net equity of the Companies being less than as at December 31, 2002, or
                        (iii) which has or is more likely than not to have compared to the Financial Statements as of December 31, 2002, a negative impact on the EBIT of the Companies as a whole of more than 20% on a continuous twelve-month period, being specified that any adverse effect resulting from either the public announcement or pendency of the transaction contemplated under this Agreement or from general economic causes related to the businesses run by the Companies (including seasonal fluctuations) shall not be taken into consideration for the determination of such material adverse effect to the extent that the Companies are not disproportionately affected as compared to their peer companies.

       Notice of
       Objection        shall mean the notice as defined in Article 3.3.2(b).

       Outstanding
       Shares           shall mean the Shares other than the Treasury Shares.

       Parties shall mean the Purchaser, the Initial Sellers and the Acceding Sellers and "Party" shall mean any of them.

       Pre-Closing
       Minutes          shall mean the minutes as defined in Article 6.4.

       Proposed
       Adjustment       shall mean the  amount as  defined in Article  3.3.2(a).
                        Amount

       Purchaser        shall have the  meaning as set out at the  beginning  of
                        this Agreement or any successor or assignee as permitted under this Agreement.

       Purchase Shares shall mean the Shares as defined in Article 2.1 and "Purchase Share" shall mean any of them.

       Representations
       and
       Warranties       shall mean the  representations  and warranties  made in
                        Article 8.

       Sellers          shall mean the Initial Sellers and the Acceding Sellers.

       Sellers'
       Knowledge        shall mean any facts, risks,  matters,  circumstances or
                        other information which are or should be known by any of Mr. Werner Degen, Dr. Peter Grogg, Mr. Hans Raber, Mr.
                        Dieter von Schulthess,  Dr. Nora Schroer and Ms Rosmarie
                        Champion.

       Sellers'
       Representative   shall mean the person  appointed by the Sellers as their
                        representative in accordance with Article 16.6(b).



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Colgate / GABA                                         Share Purchase Agreement


       Share Price      shall mean the price per Purchase  Share as set forth in
                        Article3.2(b).

       Shares shall mean all of the 24'000 registered shares in GABA Holding of a nominal value of CHF 50 (fifty Swiss Francs) each and "Share" shall mean any of them.

       Signing          shall mean the signing of this  Agreement as per Article
                        4.1.

       Signing Date     shall mean the signing date as defined in Article 4.1.

       Subsidiaries     shall mean all of the  companies  listed in SCHEDULE 1.5
                        (i.e. all subsidiaries of which GABA Holding directly or indirectly holds more than 50% of the outstanding shares or votes) and "Subsidiary" shall mean any of them.

       Swiss Companies  shall mean all of the companies listed in SCHEDULE 1.6.

       Tax Rulings      shall mean the tax rulings contained in SCHEDULE 1.7.

       Third Party
       Claims           shall mean claims by third parties as defined in Article
                        9.3(c).

       Total Purchase
       Price shall mean the aggregate purchase price for the Purchase Shares as defined in Article 3.1.

       Trade Business   shall mean the non-oral care business  activities of the
                        Companies and of the joint  venture  Johnson & Johnson /
                        GABA BV, Bolderweg 1, 1332, AX Almere, The Netherlands, relating to the distribution of non-GABA products on behalf of a number of partners in Benelux.

       Trade Escrow     Account  shall  mean  the bank  account  as  defined  in
                        Article 5.2(c).

       Trade Escrow
       Amount shall mean the escrow amount as defined in Article 5.2(c) and as decreased in accordance with Article 10.

       Treasury Shares  shall  mean the  treasury  Shares as  defined in Article
                        8.2.

       Warranty Escrow
       Account          shall  mean the  bank  account  as  defined  in  Article
                        5.2(b).

       Warranty Escrow
       Amount shall mean the escrow amount as defined in Article 5.2(b) and as decreased in accordance with Article 9.6.

       Welfare Fund shall mean the welfare fund of GABA AG as defined in Article 13.3(b).


2.     SALE AND PURCHASE


2.1   SALE OF PURCHASE SHARES


       Subject to the terms and conditions set forth in this Agreement,


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Colgate / GABA                                         Share Purchase Agreement


       (a) the Initial Sellers hereby agree to sell and transfer at the Closing Date to the Purchaser all, but not less than all, of the Shares owned by them as set forth in SCHEDULE 2.1.1, and


       (b) each of the Acceding Sellers agrees to sell and transfer on the Closing Date to the Purchaser all, but not less than all, of the Shares owned by her/him/it as set forth in the Deeds of Accession signed by her/him/it


       (all of the Shares of the Initial Sellers and the Acceding Sellers, together the "PURCHASE SHARES").


2.2   PURCHASE OF PURCHASE SHARES


       Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase the Purchase Shares from the Sellers, together with all rights now or hereafter attaching thereto, it being understood that the Purchaser will be entitled to all dividends and other distributions not paid at the Closing Date, together with such other rights accruing by ownership of the Purchase Shares.


2.3   ACCESSION,  ACCESSION  TERM,  EXCLUSIVITY  AND  EQUAL  TREATMENT  OF  ALL
      SHAREHOLDERS


       (a) All of the holders of Shares who are not Initial Sellers shall be given a period ending 10 (ten) calendar days before the Closing Date (the "ACCESSION TERM") (i) to accede to this Agreement in the capacity of Sellers by way of execution of a Deed of Accession and
              (ii) for the delivery of such Deed of Accession (date of Swiss postal mark) to the Purchaser and the Sellers' Representative.


          (b) The Purchaser shall until the Closing Date not initiate or continue any negotiations nor enter into any agreement with any holder of Shares in respect of the sale and purchase of Shares other than in accordance with this Agreement. After the Closing Date the Purchaser shall until the second anniversary of the Closing Date not enter into any agreement with any holder of Shares in respect of the sale and purchase of Shares that provides in any material respect for terms and conditions (including, without limitation, regarding price and escrow) more favorable to the selling holder of Shares than the terms and conditions of this Agreement; PROVIDED that, subject to the provisions in Article 13.1, nothing contained in this Agreement shall prevent the Purchaser and GABA Holding after the Closing Date from implementing any corporate transaction involving GABA Holding or the Subsidiaries (such as statutory mergers and the like) at any such terms and conditions as the Purchaser may have to offer in accordance with the law.


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Colgate / GABA                                         Share Purchase Agreement

3.     PURCHASE PRICE


3.1   THE TOTAL PURCHASE PRICE


       The consideration to be paid by the Purchaser for the purchase of the Purchase Shares (the "TOTAL PURCHASE PRICE") shall be the aggregate of
       (a) the Initial Purchase Price which shall be determined in accordance with Article 3.2 and be paid on the Closing Date in accordance with
       Article 5.2, and (b) the Adjustment Amount which shall be determined and paid in accordance with Article 3.3.


3.2   THE INITIAL PURCHASE PRICE


       (a) The initial purchase price payable by the Purchaser for all of the Purchase Shares on the Closing Date in accordance with Article 5.2 shall be the Swiss Francs amount resulting from multiplying (i) the number of Purchase Shares by (ii) the Share Price (the "INITIAL PURCHASE PRICE").


       (b)    The Share Price shall be:


              (i) CHF 46'058.10 (forty six thousand fifty eight point ten Swiss Francs) for each Purchase Share if the Purchase Shares at the Closing represent 90% or more of the Outstanding Shares; or


              (ii) CHF 43'866.95 (forty three thousand eight hundred sixty six point nine five Swiss Francs) for each Purchase Share if the Purchase Shares at the Closing represent more than 80%, but less than 90%, of the Outstanding Shares.


              The applicable Share Price, the number of Purchase Shares and the resulting Initial Purchase Price shall, upon expiry of the Accession Term and prior to the Closing Date, be recorded by the Sellers, represented for such purpose by the Sellers' Representative, and the Purchaser in the Pre-Closing Minutes in accordance with Article 6.4.


3.3    THE ADJUSTMENT AMOUNT


3.3.1  ADJUSTMENT AMOUNT


       The  adjustment  amount shall be determined  in  accordance  with Article
       3.3.2 and shall be the Swiss Francs amount (positive or negative) equivalent to (a) the Closing Net Cash less the 2002 Net Cash calculated in accordance with SCHEDULE 3.3.1.1, divided by (b) the number of Outstanding Shares, multiplied by (c) the number of Purchase Shares (the "ADJUSTMENT AMOUNT"). The Adjustment Amount shall be payable by the Purchaser (if posi-


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Colgate / GABA                                         Share Purchase Agreement


       tive) or the Sellers (if negative), provided that it exceeds CHF 1'000'000 (one million Swiss Francs), in accordance with Article 3.3.4.


3.3.2  DETERMINATION OF THE ADJUSTMENT AMOUNT


       The Adjustment Amount shall be determined as follows:


       (a) As soon as practicable but not later than on the 60th (sixtieth) calendar day after the Closing Date, the Purchaser shall deliver to the Sellers' Representative (i) the audited consolidated financial statements of GABA Holding as of the Closing Date prepared in accordance with the accounting principles as applied for the Financial Statements and consistent with past practice, audited by Ernst & Young, Basle, Messrs Jurg Zurcher and Philipp Schaffter, (the "CLOSING FINANCIAL STATEMENTS"), and (ii) a statement in writing setting forth the Adjustment Amount as proposed by the Purchaser (the "PROPOSED ADJUSTMENT AMOUNT").


       (b) If the Sellers wish to oppose the Closing Financial Statements or the Proposed Adjustment Amount, the Sellers' Representative shall give written notice to the Purchaser within 60 (sixty) calendar days from the date of receipt by the Sellers' Representative of the Closing Financial Statements and the Proposed Adjustment Amount, stating in writing and in reasonable detail the reasons for Sellers' objections (the "NOTICE OF OBJECTION").


       (c) In the event that the Purchaser has not received the Notice of Objection in accordance with Article 3.3.2(b), the Proposed Adjustment Amount shall be binding upon the Parties for all purposes, and the Adjustment Amount shall equal the Proposed Adjustment Amount.


       (d) In the event that the Purchaser has duly received a Notice of Objection in accordance with 3.3.2(b), the Parties (the Sellers represented for such purpose by the Agents) shall endeavor in good faith to resolve any objection of the Sellers within 20 (twenty) calendar days after receipt by the Purchaser of the Notice of Objection.


       (e) If the Parties fail to resolve all objections of the Sellers within 20 (twenty) calendar days from the receipt by the Purchaser of the Notice of Objection, the matter shall promptly be referred to


              (i)    KPMG; or


              (ii) in the event that KPMG is unable to accept such appointment or if the terms of engagement have not been agreed upon among the Parties and KPMG within 20 (twenty) calendar days from such referral, to Deloitte & Touche; or


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Colgate / GABA                                         Share Purchase Agreement

              (iii) in the event that Deloitte & Touche is unable to accept such appointment or if the terms of engagement have not been agreed upon among the Parties and Deloitte & Touche within 20 (twenty) calendar days from the referral to Deloitte & Touche, to a Swiss accounting firm of national repute as agreed upon by the Parties; or


              (iv) if such agreement has not occurred within 10 (ten) calendar days, to a Swiss accounting firm of national repute appointed by the president of the Zurich Chamber of Commerce upon application of the Sellers' Representative or the Purchaser


              (in each case the "INDEPENDENT AUDITOR"). The Independent Auditor shall be independent from all of the Parties.


       (f) The Independent Auditor shall independently consider the Closing Financial Statements and the Proposed Adjustment Amount and the respective objections of the Sellers and any responses to such objections made by the Purchaser and, to the extent in dispute
              between  the  Parties,   determine  the  Adjustment   Amount.  The
              Independent Auditor shall act as an expert in accordance with ss.258 of the Zurich Code of Civil Procedure and not as an arbitrator. The determination by the Independent Auditor shall be final and binding on the Parties, except in the event of manifest error on the part of the Independent Auditor or in the event that the Independent Auditor is not independent from any of the Parties or has not acted impartially in which case Article 17 shall apply. The Parties shall procure that the Independent Auditor will be provided with all documents and information relating to the establishment of the Closing Financial Statements and the Adjustment Amount as the Independent Auditor may reasonably request. To the extent that the Parties do not agree otherwise, the Independent Auditor shall determine its own procedure, provided that: (i) the Independent Auditor shall make its determination and deliver its written expert opinion thereon as soon as reasonably practicable but if ever possible not later than 60 (sixty) calendar days from the date of its appointment; (ii) the proceedings shall be conducted in English; and (iii) the procedure of the Independent Auditor shall comply with the principles of due process. The costs and expenses of the Independent Auditor shall be borne by the Parties proportionate to the deviation of the Parties' respective assertions from the Independent Auditor's determination (such determination shall be final and binding on the Parties).


3.3.3  INTEREST


       If the Adjustment Amount (whether positive or negative) exceeds CHF 1'000'000 (one million Swiss Francs), interest shall accrue thereon from the Closing Date through but not including the date of payment in accordance with Article 3.3.4 (on the basis of actual days lapsed over 365) at the interest rate of one month LIBOR as per Reuters page LIBOR01 as at the Closing Date plus one per cent per annum.


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Colgate / GABA                                         Share Purchase Agreement

3.3.4  PAYMENT OF THE ADJUSTMENT AMOUNT AND ACCRUED INTEREST


       (a) If the Adjustment Amount is positive and exceeds CHF 1'000'000 (one million Swiss Francs), the Purchaser shall pay the Adjustment Amount and the interest accrued thereon pursuant to Article 3.3.3 in full by wire transfer of immediately available funds to the Accounts.


       (b) If the Adjustment Amount is negative and exceeds CHF 1'000'000 (one million Swiss Francs), the Sellers shall pay the Adjustment Amount and the interest accrued thereon pursuant to Article 3.3.3 in full by wire transfer of immediately available funds to a bank account designated by the Purchaser 3 (three) business days in advance. If such payment is not made within the period of time set forth in paragraph (c) hereafter, the Purchaser shall have the right to withdraw such amount from the Escrow Amount by unilateral notice to the Escrow Agent at any time during the escrow period.


       (c) Payment pursuant to Article 3.3.4(a) or Article 3.3.4(b) shall be made by the Party in charge thereof with value of the 10th (tenth) business day after:


              (i) the expiry of the 60th (sixtieth) calendar day period if no Notice of Objection has been served in accordance with
                     Article 3.3.2(b);


              (ii) the date on which the Parties have come to an agreement on the Adjustment Amount in accordance with Article 3.3.2(d); or


              (iii)  the  date on  which  the  Sellers'  Representative  and the
                     Purchaser   have   received   the   Independent   Auditor's
                     determination in accordance with Article 3.3.2(f).


3.4    ALLOCATION OF TOTAL PURCHASE PRICE AMONG THE SELLERS


       The Total Purchase Price shall be divided and allocated amongst the Sellers internally and such allocation shall not be governed by this Agreement and shall not affect the Purchaser. For the avoidance of doubt, the Purchaser shall, and shall be deemed to, have fully satisfied its obligation towards each of the Sellers to pay the Initial Purchase Price or the Adjustment Amount payable for the Purchase Shares sold by such Seller, and each of the Sellers shall, and shall be deemed to, have no claim whatsoever against the Purchaser to receive any portion of the Initial Purchase Price or the Adjustment Amount payable for the Purchase Shares sold by such Seller, if and immediately after the Purchaser has paid the Initial Purchase Price in accordance with Article 5.2 and the Adjustment Amount in accordance with Article 3.3.4, respectively.


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4.     SIGNING


4.1    SIGNING DATE


       The signing of this Agreement (the "SIGNING") takes place at the offices of Niederer Kraft & Frey, Zurich, and on December 18, 2003, (the "SIGNING DATE").


4.2    DOCUMENTS TO BE DELIVERED AT THE SIGNING DATE


       (a) At the Signing Date, the Initial Sellers delivered to the Purchaser the following documents:


              (i) duly executed powers of attorney of each of the Initial Sellers authorizing Messrs. Werner Degen and Dr. Peter Grogg to sign this Agreement, the powers of attorney are attached in partly masked format to this Agreement as
                     SCHEDULE 4.2.1 and in unmasked format;


              (ii) an excerpt of the Commercial Register of the Canton of BASEL-LANDSCHAFT regarding Ingro Finanz AG that is attached to this Agreement as SCHEDULE 4.2.2;


              (iii) copies of the share certificates of the Shares to be sold by the Initial Sellers as attached in partly masked format to this Agreement as SCHEDULE 4.2.3 and in unmasked format;


              (iv) an up-to-date extract of the shareholder's register (AKTIENBUCH) of GABA Holding showing the number of Shares of the Initial Sellers, as attached in partly masked format to this Agreement as SCHEDULE 4.2.4 and in unmasked format.


       (b) At the Signing Date, the Purchaser delivered to Messrs. Werner Degen and Dr. Peter Grogg, on behalf of the Initial Sellers, the following documents:


              (i) a resolution passed by the board of directors of the Purchaser approving the transactions contemplated by this Agreement and authorizing Messrs. Ian M. Cook or Franck Moison or such other persons as the Purchaser may deem appropriate to sign this Agreement, the board resolution is attached as SCHEDULE 4.2.5;


              (ii) the draft version of the notifications to all of the merger control authorities which have to approve this Agreement, namely the notifications to be filed in Germany, Austria, Czech Republic, the Netherlands, Slovakia and Portugal.


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       (c)    At  the  Signing  Date  the  Parties  produced  two  complete  and exhaustive  copies  of the  Information  Provided,  one copy to be
              deposited  with  Purchaser's   Swiss  counsel  on  behalf  of  the
              Purchaser and one with the Sellers' Representative.


5.     CLOSING


5.1    CLOSING DATE


       The completion of the purchase of the Purchase Shares by the Purchaser (the "CLOSING") shall take place at the offices of Niederer Kraft & Frey, Zurich. Unless otherwise agreed between the Purchaser and the Agents the Closing shall occur as early as possible after February 20, 2004 and the fulfillment (or waiver) of the last to be fulfilled (or, as the case may be, waived) of the conditions precedent set out in Articles 7.1(a), 7.1(e) and 7.1(f) (and provided that the other conditions precedent set forth in Article 7.1 are satisfied on the Closing Date or waived before or on the Closing Date); Closing shall occur on the last business day of the month, if practicable, following the fulfillment or waiver of the conditions precedent set forth in Article 7.1 (the "CLOSING DATE").


5.2    PAYMENT OF THE INITIAL PURCHASE PRICE


       The Purchaser shall pay the Initial Purchase Price at the Closing Date as follows:


       (a) 84% of the Initial Purchase Price minus the Trade Escrow Amount shall be paid by means of wire transfer to the one or two bank accounts (such accounts with UBS, Headoffice Basle or Zurich, to be indicated by the Sellers not later than 6 (six) business days prior to the Closing Date) (the "ACCOUNTS") for same day receipt; and


       (b) 16% of the Initial Purchase Price (the "WARRANTY ESCROW AMOUNT") shall be paid by means of wire transfer in favor of the Escrow Agent to the bank account (such account with UBS, Headoffice Basle or Zurich, to be indicated by the Escrow Agent not later than 3 (three) business days prior to the Closing Date) (the "WARRANTY ESCROW ACCOUNT") for same day receipt;


       (c) an amount equivalent to CHF 12'400'000 (twelve million four hundred thousand Swiss Francs) (the "TRADE ESCROW AMOUNT") shall be paid by means of wire transfer in favor of the Escrow Agent to the bank account (such account with UBS, Headoffice Basle or Zurich, to be indicated by the Escrow Agent not later than 3
              (three) business days prior to the Closing Date) (the "TRADE ESCROW ACCOUNT") for same day receipt.


5.3    DOCUMENTS TO BE DELIVERED AT THE CLOSING DATE


       At the Closing Date, the Sellers shall deliver to the Purchaser the following documents:


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Colgate / GABA                                         Share Purchase Agreement

       (a) the share certificates representing all of the Purchase Shares, duly endorsed to the Purchaser;


       (b) the valid shareholder's register (AKTIENBUCH) of GABA Holding, duly signed, up to date to record the transfer made in accordance with the endorsement referred to in Section (a) above;


       (c) a resolution passed by the board of directors of GABA Holding to the effect that the acquisition of all of the Purchase Shares by the Purchaser is approved in advance and the Purchaser will be recognized as the shareholder of all of the Purchase Shares subject to the occurrence of the Closing; and


       (d)    letters  of   resignation   by  the  directors   (MITGLIEDER   DES
              VERWALTUNGSRATES) of GABA Holding (and, upon the Purchaser's request, to be made not later than 10 (ten) calendar days prior to the Closing, of the Subsidiaries), effective as of the Closing Date and subject to the occurrence of the Closing, each including a confirmation of each such director that he does not have, and will not raise, any claims against any of the Companies under any legal title whatsoever; and


       (e) a letter of the company's secretary of GABA Holding confirming that i) the shareholder's register (AKTIENBUCH) is valid and up to date, ii) the certificates of the Purchase Shares are validly issued and duly endorsed to the Purchaser and iii) there is no shareholder's agreement providing for purchase rights (KAUFSRECHTE), rights of first offer (VORHANDRECHTE) or rights of first refusal (VORKAUFSRECHTE) in respect of the Purchase Shares.


       At the Closing Date, the Purchaser shall deliver to the Sellers the following documents:


       (f) an unconditional confirmation in writing by UBS, Headoffice Basle or Zurich, evidencing the payment order as of the Closing Date of
              (i) the Initial Purchase Price (minus the Warranty Escrow Amount and minus the Trade Escrow Amount) to the bank designated by the Sellers for crediting to the Accounts, (ii) the Warranty Escrow Amount to the bank designated by the Escrow Agent for crediting to the Warranty Escrow Account, and (iii) the Trade Escrow Amount to the bank designated by the Escrow Agent for crediting to the Trade Escrow Account.


5.4   APPOINTMENT OF THE NEW DIRECTORS


       At the Closing Date the Sellers shall procure the holding of such board and/or general shareholders' meetings of the Companies as the Purchaser may have requested, to (i) effect the appointment of such persons as the Purchaser may require as directors of any of the Companies and (ii) grant discharge to the directors resigning from office and to the managers.


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Colgate / GABA                                         Share Purchase Agreement

5.5    RECIPROCITY


       The Parties acknowledge that the above-mentioned closing transactions shall take place simultaneously and that the sale of the Purchase Shares shall only be completed if all said transactions have happened in accordance with the provisions hereof.


6.     ACTIONS PENDING CLOSING


6.1    UNDERTAKINGS OF THE SELLERS


6.1.1  CONDUCT OF BUSINESS OF THE COMPANIES


       (a) Unless permitted otherwise in this Agreement and in particular subject to Article 6.1.1(c), between the date of this Agreement and the Closing Date, the Sellers shall procure that, except with the prior consent of the Purchaser, such consent not to be unreasonably withheld or delayed, the business of the Companies shall be carried on in the ordinary course and in a prudent and appropriate manner consistent with past practice and that the current relationship of the Companies with their employees, officers, customers, suppliers and business partners shall be preserved and maintained on a satisfactory basis; and in particular, the Sellers shall procure that:


              (i) there shall be no modification of the share capital or other change in the by-laws of any of the Companies, and that no rights to a future capital increase or rights in shares of any of the Companies shall be granted to any person;


              (ii) there shall be no acquisition, sale, lease, transfer, pledge or encumbrance of any material tangible or intangible assets (other than the sale of items of stock in the ordinary course of business) nor any cancellation or waiver of any material receivables;


              (iii) no guarantee, surety, indemnity or letter of comfort in respect of the obligations of third parties shall be granted by any Company, other than in the ordinary course of business consistent with past practice;


              (iv) no lien, security interest, pledge, mortgage, easement, or other charge shall be granted or created (other than statutory liens) over any material tangible or intangible assets of the Companies, other than in the ordinary course of business consistent with past practice;


              (v) there shall be no new financial indebtedness of the Companies (other than the CHF 16'000'000 mortgage loan shown in the Financial Statements), including no new loan, issue of bonds, notes, debentures, loan stock or any similar instrument;


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

Colgate / GABA                                         Share Purchase Agreement

              (vi) no declaration or payment of any dividend or any other distribution of profits or reserves shall be made by GABA Holding;


              (vii) none of the Companies shall terminate, discontinue, materially vary or amend, or withdraw from any material agreement, arrangement, partnership, consortium, joint venture or other incorporated association;


              (viii) no litigation,  administrative  or arbitration  proceedings involving any of the Companies shall be initiated, discontinued or settled by the Companies other than immaterial litigation or in the ordinary course of business, including in respect of taxes, and no material tax election shall be made by any of the Companies;


              (ix) the terms of employment of any director, officer or employee of any of the Companies shall not be changed, except as required by law or agreements existing on the date hereof and previously disclosed to the Purchaser, and, except as expressly provided for in this Agreement, none of the pension, welfare, benefit or incentive schemes or plans of any of the Companies shall be amended or changed, and no new such schemes or plans shall be established or individual commitments be made;


              (x) the Companies shall only enter into an obligation, pay, discharge or satisfy any claim, liability or obligation or make any capital expenditures


                     (aa) which is in the ordinary course of business and in an amount of less than CHF 3'000'000 (three million Swiss Francs) in the individual, or


                     (bb) which is out of the ordinary course of business and in an amount of less than CHF 100'000 (one hundred thousand Swiss Francs) in the aggregate;


              (xi)   the Companies shall not


                     (aa)   change   their   practices   with   respect  to  the
                            accounting, collection or payment of its accounts payable or accounts receivable,


                     (bb) pre-pay or delay the payment of invoices in an amount exceeding CHF 500'000 (five hundred thousand Swiss Francs) in the aggregate or outside the ordinary course of business consistent with past practice,


                     (cc) change their accounting principles or practices except as required by changes of law or IFRS; or


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                     (dd)   reduce  the  level  of  their   inventories  of  raw
                            material or other products or semi-finished products supplied by third parties outside the ordinary business consistent with past practice;


              (xii) no new subsidiary shall be incorporated, and no legal reorganization or liquidation or mergers or similar transactions involving any Company shall be effected, and GABA Holding shall not sell, transfer, pledge or encumber any Treasury Share;


              (xiii) no  shareholders'  agreement among the shareholders of GABA
                     Holding or any Company shall be executed, neither in writing nor orally; and


              (xiv) GABA Holding and the board of directors of GABA Holding shall either not approve any transfer or encumbrance of Shares by any person who is a holder of Shares at the Signing Date or purchase such Shares.


       (b) The Purchaser shall notify to GABA Holding the person authorized to give consents in accordance with this Article (such person to be Mr. Franck Moison or a person with a similar position within the Purchaser) and shall make best efforts to procure timely response (it being understood that timely usually is within 2
              (two) business days).


       (c) Notwithstanding anything else in this Agreement, the business and transactions listed in SCHEDULE 6.1.1 are permitted and not in violation of Article 6.1.1.


6.1.2  INFORMATION, DOCUMENTATION, ASSISTANCE AND BEST EFFORTS


       (a) The Sellers shall procure that the Purchaser is provided with all necessary information, documentation and assistance which may be reasonably necessary to obtain any governmental authorizations which may be required from the Purchaser with respect to the execution of this Agreement and the acquisition of the Purchase Shares.


       (b) Between January 15, 2004 and the Closing Date, the Sellers shall, and shall cause the Companies to, provide the Purchaser and its representatives, after prior written approval by the Sellers' Representative or the Agents, in connection with, and strictly limited to the preparation of the Closing or the ensuring of the smooth transition of the business to the Purchaser after Closing, with reasonable access to the facilities, books, records and personnel of the Companies during normal business hours, only in compliance with all applicable laws.


       (c) Between the Signing Date and the Closing Date, the Sellers shall, and shall cause the Companies to, furnish promptly to the Purchaser the financial statements of the Companies (as prepared in accordance with their normal accounting procedures)


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              promptly  after  such  financial  statements  are  available,   in
              particular the financial statements as of December 31, 2003.


       (d) The Agents shall use best efforts (excluding the period from the Signing Date until the end of January 2004) that all holders of Outstanding Shares accede to this Agreement.


6.1.3  EXCLUSIVITY


       From the date of this Agreement (and for Acceding Sellers from the date of signing their Accession Deed, respectively) until the Closing Date, each Seller shall, and the Sellers shall cause the Companies and the Sellers' and the Companies' affiliates and representatives to, immediately cease any discussions or negotiations with respect to any acquisition or sale of Shares or substantial business assets, any merger or any similar extraordinary transaction regarding any of the Companies with any third party (any of the foregoing, a "COMPETING TRANSACTION"). The Sellers and their representatives shall not and shall procure that the Companies and their representatives do not, directly or indirectly,
       (i) solicit, initiate or encourage (including by way of directly furnishing any information for such purposes), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a Competing
       Transaction, (ii) participate in any discussions or negotiations regarding any Competing Transaction, or (iii) approve or enter into a letter of intent, term sheet or agreement relating to a Competing Transaction or otherwise consummate a Competing Transaction.


6.2   ACTIONS BY SELLERS BEFORE CLOSING


      The Purchaser acknowledges and agrees that the Sellers may procure, effective before the Closing Date, that the Companies make available CHF 800'000 (eight hundred thousand Swiss Francs) for the purpose of an increase of the pension payments made to employees of Swiss Companies having retired prior to or upon the Closing Date. The cost of such payment are borne by the Sellers by way of reduction of the Closing Net Cash.


6.3   BEST EFFORTS


      The Parties shall use best efforts to procure that the conditions precedent set forth in Article 7.1 will be fulfilled as soon as possible and that all of the necessary governmental approvals will be granted unconditionally (OHNE AUFLAGEN ODER BEDINGUNGEN); in particular, the notifications to the competent authorities whose approval of this Agreement is required shall be filed no later than January 12, 2004.


6.4   PRE-CLOSING MINUTES AND SIGNING OF ESCROW AGREEMENT


       Upon expiry of the Accession Term and in no event later than 5 (five) business days prior to the Closing Date, the Parties shall record in minutes substantially in the form set forth


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Colgate / GABA                                         Share Purchase Agreement

       in SCHEDULE 6.4.1 (the "PRE-CLOSING MINUTES") for the purposes of the preparation of the Closing:


       (a)    the total number of the Purchase Shares;


       (b)    the Share Price (in accordance with Article 3.2(b));


       (c)    the Initial Purchase Price (in accordance with Article 3.2(a));

       (d) the Escrow Agreement, the Warranty Escrow Amount and the Trade Escrow Amount;


       (e) the names of those members of the boards of directors of the Companies who in accordance with Article 5.3(d) shall resign from such boards and those to be appointed at the Purchaser's request in accordance with Article 5.4; and


       (f)    the Closing Date, time and place of the Closing.


       The Escrow Agreement shall be signed by all of the parties thereto no later than 5 (five) business days prior to the Closing Date.


7.     CONDITIONS PRECEDENT TO THE CLOSING


7.1    CONDITIONS


       The undertaking of the Purchaser to purchase the Purchase Shares in accordance with Article 2 is subject to all of the following conditions being met; whereby conditions (a), (b), (c) and (g) (except regarding
       Article 11(b)) may be waived by the Purchaser without the consent of the Sellers, condition (d) may be waived by the Party affected by such judgment, injunction, other authoritative measure or action, conditions
       (e) and (f) may be waived only by the consent of the Purchaser and of the Sellers (represented for such purposes by the Agents) and condition (g) (only regarding Article 11(b)) may be waived by the Sellers (represented for such purposes by the Agents) without the consent of the Purchaser:


       (a) Holders of Shares shall have acceded to this Agreement in the capacity of Sellers in accordance with Article 2.3(a) to the extent necessary so that the number of Purchase Shares exceeds 80% of the Outstanding Shares.


       (b) Between the Signing Date and the Closing Date, the business of the Companies shall have been carried out in the ordinary course of business in accordance with Article 6.1.1.


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       (c)    Between the Signing Date and (including)  the Closing Date,  there shall have been or be no Material Adverse Effect.


       (d) The Closing shall not have been prohibited by a judgment or injunction or other authoritative measure, and there shall be no action pending or threatened in writing of any person other than the Sellers or the Purchaser or their respective affiliates which is reasonably likely to be successful and which (i) either seeks to prohibit or materially interfere with this Agreement or the Closing, or (ii), if it were successful, would result in a Material Adverse Effect after the Closing.


       (e) All the necessary authorizations shall have been obtained and/or the competent authorities, with regard to competition issues, shall have put an end to any waiting period, pursuant to the applicable laws on merger control, or said waiting periods shall have expired. For the avoidance of doubt, any authorizations not prohibiting the transaction contemplated under this Agreement as a whole shall be deemed to be a valid authorization under this
              Article irrespective of the terms and conditions (BEDINGUNGEN UND AUFLAGEN) of such authorization. Notwithstanding anything else in this Agreement, the Purchaser shall have the right to terminate this Agreement if the Purchaser, as a consequence of this transaction, has an obligation to divest or terminate the business relating to the production and/or distribution of a major toothpaste brand in Germany as defined in SCHEDULE 7.1.1.


       (f) The shareholders of GABA Holding which are not Initial Sellers shall have been given the opportunity in accordance with Article 2.3(a) to accede to this Agreement.


       (g) There shall be no breach of the Representations and Warranties contained in Articles 8.1 (Corporate Existence and Capitalization of the Companies), 8.3 (Purchase Shares), 8.4 (Authority Relative to this Agreement) and 11(b) regarding authority relative to this Agreement, and no other breach of Representations and Warranties which has a Material Adverse Effect, and the Sellers shall have complied with their obligations set forth in Article 6.1.3 (Exclusivity) and, in all material respects, with their other obligations set forth in Article 6.1.


7.2   CONSEQUENCES


       (a) The Sellers (represented for such purpose by the Agents) and the Purchaser shall have the right to terminate this Agreement by written notice to the other Party, if


              (i) any of the conditions precedent set forth in Article 7.1 is not satisfied or waived by the Party entitled thereto after nine months from the Signing Date; or


              (ii) the Closing is prohibited by a definite judgment or injunction.


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

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       (b)    If  this  Agreement  is  terminated,  (i) all  provisions  of this
              Agreement shall terminate and cease to be effective on the date on which the written termination notice by the terminating Party is delivered to the other Party (the Sellers in each case represented by the Sellers' Representative) (the "TERMINATION DATE"), except for this Article 7.2(b), Articles 14, 16 and 17 which shall continue to be in effect, and (ii) such termination shall be without liability of the Sellers to the Purchaser or VICE VERSA, PROVIDED that, notwithstanding anything in this Agreement to the contrary, if such termination results from the breach by any Party of its obligations under this Agreement, such Party shall be liable for all damages suffered by the other Party or Parties as a result of any such breach. For the avoidance of doubt, in case of an event giving rise to a termination right in accordance with
              Article 7.2(a)(i), the Purchaser has the right to negotiate for a price reduction instead of the termination right and the Sellers have the right to refuse to accept such reduction, in which case the Purchaser's termination rights shall not have been affected.


8.     REPRESENTATIONS AND WARRANTIES


       Each of the Sellers hereby makes the following representations and warranties as of the Signing Date and the Closing Date:


8.1    CORPORATE EXISTENCE AND CAPITALIZATION OF THE COMPANIES


       (a) GABA Holding is an joint-stock company (AKTIENGESELLSCHAFT) duly organized and validly existing under the laws of Switzerland, whose registered office is at Blumenrain 20, 4001 Basle, Switzerland, registered with the commercial registry of the Canton of Basle-City and whose registered capital is CHF 1'200'000 (one million two hundred thousand Swiss Francs), divided into 24'000 (twenty four thousand) registered shares with a par value of CHF 50 (fifty Swiss Francs) each, and has the full corporate power and authority to own and use its assets and to conduct its business as the same is currently being conducted;


       (b) the certified copy of an excerpt from the commercial registry (HANDELSREGISTRAUSZUG) of the Canton of Basle-City regarding GABA Holding (as attached as SCHEDULE 8.1.1 hereto) and the copy of the share register (AKTIENBUCH) of GABA Holding (as attached as SCHEDULE 4.2.4 hereto as well as the unmasked format delivered to the Purchaser on the Signing Date) are accurate;


       (c) the list of the share capital allocation of each Subsidiary as set forth in SCHEDULE 8.1.2, together with a chart showing the structure of GABA Group, is accurate; all the shares of the Subsidiaries and all of the B-shares of Johnson & Johnson / GABA B.V. are legally owned in accordance with the list in SCHEDULE 8.1.2, free of any pledge, encumbrance, lien or other third party right; GABA Holding has no direct or indirect subsidiaries or equity interests or investments in any entity other than as set forth on SCHEDULES 8.1.2 and 8.1.3 or other than in marketable securities;


                                       21
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Colgate / GABA                                         Share Purchase Agreement

       (d) each Subsidiary and Johnson & Johnson / GABA B.V. is duly organized and validly existing under the laws of the state of its incorporation and has the full corporate power and authority to own and use its assets and to conduct its business as the same is currently being conducted; all corporate transactions effected by the Companies have been made in full compliance with applicable law and there has been and is no repayment, repurchase or redemption of share capital; all shareholders and board resolutions of the Companies are valid and do not infringe applicable laws or the articles of association or other governing documents of the Companies;


       (e) the excerpts of the commercial registry of each Subsidiary and Johnson & Johnson / GABA B.V., which are contained in SCHEDULE 8.1.4, accurately reflect the current composition of their board of directors (or, as the case may be, of any other management body), except for changes incurred in the ordinary course of business;


       (f) the Companies and Johnson & Johnson / GABA B.V. are duly existing and not in a state of insolvency or in suspension of payments;


       (g) there are no shareholders' agreements with respect to any Subsidiary; to the extent that any Subsidiary is not wholly-owned by GABA Holding or another Subsidiary, there are no (i) third party rights (such as purchase rights (KAUFSRECHTE), rights of first offer (VORHANDRECHTE) or rights of first refusal (VORKAUFSRECHTE)) which could be triggered by or exercised upon the execution of this Agreement or the Closing, and (ii) no third party rights which could materially restrict GABA Holding directly or indirectly in exercising sole control over or directing in its discretion business decisions of such Subsidiary.


8.2    TREASURY SHARES


       GABA Holding holds 1'181 (but not more) Shares (the "TREASURY SHARES") and has full and valid legal title to the Treasury Shares, free from any lien, charge or encumbrance or any other third party rights. All of the Treasury Shares have never been issued to or purchased from third parties.


8.3    PURCHASE SHARES


       (a) The Purchase Shares are fully paid in and, as of Closing, are freely transferable;


       (b) there exists no agreement or undertaking pursuant to which any person is or could become entitled to request the issue or transfer of shares by GABA Holding. There exists no shareholders' or similar agreement with respect to GABA Holding. GABA Holding has not issued any securities which could give rise to a capital increase or the issue of securities granting the right to any amount which GABA Holding may distribute or voting rights or which could result in any limitation of the rights attached to the Purchase Shares and the Treasury Shares;


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Colgate / GABA                                         Share Purchase Agreement

       (c) the Sellers have full and valid title to the Purchase Shares, free from any lien, charge or encumbrance or any other third part rights (except for third party rights which will cease as of Closing) and at the Closing Date such title shall be validly transferred to the Purchaser. All the authorizations which must be obtained prior to the transfer of the Purchase Shares, in application of GABA Holding`s by-laws (STATUTEN) and the law, have been or, at the Closing Date, will have been obtained;


       (d) no dividends or interim dividends or other distributions have been declared or paid by GABA Holding to its shareholders since December 31, 2002, except for the dividend in the aggregate amount of CHF 270 (two hundred seventy Swiss Francs) per Share distributed following the ordinary shareholders meeting for the business year 2002 and except for a dividend declared and paid in accordance with Article 6.1.1(c);


       (e) the extract of the shareholders register delivered to the Purchaser on the Signing Date in accordance with Article 4.2(a)(iv) and the shareholders register to be delivered to the Purchaser on the Closing Date in accordance with Article 5.3(b) are true and accurate.


8.4    AUTHORITY RELATIVE TO THIS AGREEMENT


       (a) The execution and performance of this Agreement by the Sellers do not conflict with or result in any violation or breach of, or any default under, any law or any obligations of the Sellers which will prevent or hinder their execution and performance of this Agreement;


       (b) The Sellers have full power, authority and right to enter into this Agreement and to consummate the transactions contemplated under this Agreement. All necessary actions to duly authorize the execution and performance of this Agreement have been taken by the Sellers.


8.5    FINANCIAL STATEMENTS OF GABA HOLDING


       (a) All the accounts, books and records of the Companies have been fully, properly and accurately kept in full compliance with applicable laws and regulations and are complete and in possession of the Companies;


       (b) the Financial Statements have been, and the financial statements as of December 31, 2003 will be, established in accordance with IFRS consistently applied, and they truly and fairly present the consolidated financial position, the results of operations and the cash flows of GABA Holding and its Subsidiaries as of their respective dates;


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Colgate / GABA                                         Share Purchase Agreement

       (c) GABA Holding and the Subsidiaries do not have any material liabilities or contingent liabilities, whether or not any such liabilities or contingent liabilities are required to be reflected in Financial Statements under IFRS (including any liabilities or contingent liabilities towards any Seller or present or former holder of Shares), other than those recorded in the balance sheet as of December 31, 2002 included in the Financial Statements and liabilities incurred since December 31, 2002 in the ordinary course of business consistent with past practice;


       (d) GABA Holding and the Subsidiaries have full ownership of all assets included in the balance sheets of the Financial Statements or the financial statements as of December 31, 2002 or used in their business, and the receivables recorded (after provisions) in such balance sheets are fully collectible, and the Financial Statements and the financial statements as of December 31, 2002 include full provision for bad and doubtful debts;


       (e) The consolidated net assets, excluding all components of the Closing Net Cash of GABA Holding as of the Closing Date, as reflected on the balance sheet included in the Closing Financial Statements, are not lower than the consolidated net assets, excluding all components of the 2002 Net Cash, as of December 31, 2002, as reflected on the balance sheet included in the Financial Statements per December 31, 2002.


       (f) none of the property, assets or undertakings of GABA Holding and the Subsidiaries is subject to any encumbrance or any agreement or commitment to give or create any of the foregoing;


       (g) the assets of GABA Holding and the Subsidiaries comprise all the assets necessary for continuation of their respective businesses as currently carried on and all such assets are, subject to normal wear and tear, in good order and condition;


       (h) no Company has put in place, invested in, arranged or participated in any off-balance sheet arrangement;


       (i) as of December 31, 2002, there are no accrued claims for compensation of overtime by the employees of the Companies other than provisioned for in the Financial Statements as of December 31, 2002 and since December 31, 2002 there are no such claims accrued other than in the ordinary course of business consistent with past practice;


       (j) Except as set forth in SCHEDULE 6.1.1, since December 31, 2002, none of the Companies has taken or omitted any action which would be material and outside the ordinary course of business, and no event has occurred that has a Material Adverse Effect.


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Colgate / GABA                                         Share Purchase Agreement

8.6    TAXES


       (a) The provisions for taxes and the provisions for social and parafiscal charges (including, but not limited to, social security contributions) which appear in the Financial Statements are sufficient for the payment of all taxes (including fines and interest), social and parafiscal charges due as of, or caused by any business transactions or events occurred until, the dates of the Financial Statements;


       (b) The Companies have duly filed all federal, cantonal and local tax and social declarations (including, but not limited to, in respect of corporation tax, value added tax, business tax, registration tax, land tax and customs duties) at the required time and have kept copies of the originals filed, and all such tax and social declarations were and are true, complete and accurate in all material respects;


       (c) All federal, cantonal and local taxes and duties (including, but not limited to, corporation tax, value added tax, business tax, registration tax, land tax and customs duties) and all social and parafiscal charges owed by the Companies have been fully paid, accrued or withheld at source (including source taxes for commuters (GRENZGANGER)) within the legal time limits.


       (d) The Companies have complied with and are in compliance with all tax rulings applicable to them.


8.7    REAL ESTATE


       (a) The Companies own the real estate (including building lease (BAURECHTE)) set forth in SCHEDULE 8.7.1, free and clear of any lien, except for the liens disclosed in SCHEDULE 8.7.1 and for statutory liens (GESETZLICHE PFANDRECHTE).


       (b) SCHEDULE 8.7.2 contains an accurate and complete list of all real estate property leased in whole or in part by the Companies. All such leases are in full force and effect and will not be affected by the execution of this Agreement or the Closing. All such leases provide for standard terms and conditions, substantially in accordance with prevailing market practice.


8.8    CONDUCT OF BUSINESS


       (a) The Companies have carried and carry on their business and have used and use their assets in compliance with, and have not been and are not in breach of, any and all applicable laws and regulations, including any applicable competition laws, environmental laws, health & safety laws or laws relating to the production, marketing and distribution of the Companies' Products. The Companies have not been and are not in default with respect to any judgment or order of any court, arbitral tribunal or government department or agency;


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

Colgate / GABA                                         Share Purchase Agreement

       (b) the Companies have the corporate power and authority and hold all governmental and other authorizations, registration, licenses and permits to own all of their properties and other assets and to carry on their business as it is currently being conducted, in particular to manufacture and distribute the Companies' Products and, except for cases which will not have a Material Adverse Effect, the transfer of the Purchase Shares to the Purchaser does not result in the cancellation or revocation of any permit, authorization or license, necessary for the operations of the Companies' business as it is currently being conducted.


8.9    INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY


       (a) The Companies either own or are entitled to use, with no restrictions, all Intellectual Property that, except for the Intellectual Property set forth in SCHEDULE 8.9.1, during the twelve months-period preceding the Signing Date has been used by any of the Companies for the operation of their respective business, including the production, marketing, advertising and sale of dental care products under the brands of ELMEX, ARONAL, MERIDOL and GABA, and the Companies own or are entitled to use, with no restriction, all Intellectual Property that is required for their business as it is currently conducted. In particular, without limiting the generality of the foregoing, each of the following statements is true and accurate:


              (i) The list set forth in SCHEDULE 8.9.2 contains a true, accurate and complete list of all registered Intellectual Property owned by and Intellectual Property licensed to the Companies as described in SCHEDULE 8.9.2 (such Intellectual Property except for the Intellectual Property set forth in
                     SCHEDULE 8.9.1, the "OWNED IP") indicating ownership or license as well as the exact nature, country, scope and, if applicable, maximum terms or expiration date as well as the registered owner (if different, also the material owner) of the Intellectual Property;


              (ii) The Companies are the sole and exclusive holder, either through ownership or through license, of all Owned IP, unless this is explicitly represented otherwise in SCHEDULE 8.9.2;


              (iii) With the exception of consideration and value explicitly specified in SCHEDULE 8.9.2, there exists no present or future obligation of the Companies to pay to third parties any royalties, purchase prices or other consideration and value for the Owned IP;


              (iv) To the Sellers' Knowledge, all Owned IP is held non-forfeitably (UNVERFALLBAR) by the Companies and has been and is being, so far as legally required and to the extent required for the conduct of business as it is currently conducted, fully used, in particular in order to uphold such rights within applicable grace periods following registration (RECHTSERHALTENDE BENUTZUNG);


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Colgate / GABA                                         Share Purchase Agreement

              (v) All application, registration and renewal fees with regard to the Owned IP have been paid and all other applications or other measures necessary for the application, registration or maintenance of protection for the Own IP have been made or are being undertaken;


              (vi) All Owned IP is free and clear of any Encumbrances, unless this is explicitly represented otherwise in SCHEDULE 8.9.2. The same applies also to all licenses granted to any of the Companies. For the context of this Section 8.9, "ENCUMBRANCES" means any and all licenses, sublicenses, securities (SICHERUNGSRECHTE) or other comparable rights to Intellectual Property or licenses. Similarly, there exists no contractual or other obligation of any of the Companies to grant or establish Encumbrances regarding the Owned IP. To the Sellers' Knowledge, there are no circumstances on which any Encumbrances could be based in the future;


              (vii) The Companies, through the Owned IP or through the operation of their businesses, do not infringe on any Intellectual Property registered by third parties or licensed to the Companies by third parties, and the Companies have not received any written notice of infringement. To the Sellers' Knowledge, there are no circumstances on which any such claim or notice could be based in the future;


              (viii) Save  for a case  brief  details  of  which  are set out in
                     SCHEDULE 8.16.1, none of the Owned IP has been disputed in court, in administrative proceeding or in any other similar way in writing and there also is no court, administrative proceedings or any other proceeding pending, threatened in writing that jeopardizes the validity, maintenance, use or enforceability of the Owned IP, and the Companies have not received any written notice of such dispute. To the Sellers' Knowledge, there are no circumstances on which any such claim or notice could be based in the future;


              (ix) None of the Owned IP will be affected by the execution of this Agreement and the Closing.


       (b) All licenses, intellectual property or other rights required for the use of the Information Technology by the Companies are either owned or have validly and effectively been issued to the Companies and are in full existence and will not be affected by the execution of this Agreement or the Closing.


8.10   MATERIAL CONTRACTS


       (a) SCHEDULE 8.10.1 contains, but is not limited to, a complete, true and accurate list of all Material Contracts, except for agreements regarding research and development. "MATERIAL CONTRACTS" shall mean all agreements that have a contract value of more


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Colgate / GABA                                         Share Purchase Agreement

              than CHF 1'000'000 (one million Swiss Francs) or a contract period of more than 12 months, excluding inter-company agreements between the Companies and agreements relating to the Trade Business . All Material Contracts have been disclosed to the Purchaser prior to the Signing Date;


       (b) none of the Companies is in material breach of any of its obligations under any Material Contract or, except where such breach would not result in a Material Adverse Effect, under any agreement;


       (c) Except as disclosed in SCHEDULE 8.10.1, To the Sellers' Knowledge the execution and performance of this Agreement (i) do not result in the termination of any Material Contract (with or without notice), (ii) do not conflict with or result in any violation or breach by a Company under any Material Contract and (iii) do not entitle any third party to claim the reimbursement of any subsidy or grant or loan or advance;


       (d) Except as disclosed in SCHEDULE 8.10.2, none of the Companies is bound by any agreement, commitment or other arrangement directly or indirectly with the Sellers or any corporate officers of the Companies, or any of their spouses, parents or children or any legal entity controlled by any of them, except for employment agreements.


8.11   PERSONNEL

       (a) The employment conditions for employees of the Companies comply with industry standard. Except for the cases described in SCHEDULE
              8.11.1 there exist no agreements (including any side agreements or arrangements) with employees which provide for notice periods not provided for by law of more than 6 (six) months, a yearly salary of more than CHF 200'000 (two hundred thousand Swiss Francs) or severance payments not provided for by law in excess of CHF 200'000 (two hundred thousand Swiss Francs);


       (b) The Companies hold all necessary employment-related permits, such as regarding shift work;


       (c) There are no works' councils or other employees' representations and no collective bargaining agreements to which any Company is a party or any membership in employee associations other than listed in SCHEDULE 8.11.2. The Companies have complied and comply in all respect with all their duties and obligations in respect of any applicable labor laws and regulations arising in connection with this Agreement, including with the obligation to consult with employees or works' councils, if any;


       (d) There are no bonus, stock option or similar incentive plans, schemes or commitments entitling any employee of the Companies to any benefit other than the plans, schemes and the commitments listed in SCHEDULE 8.11.3.


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Colgate / GABA                                         Share Purchase Agreement

       (e) The pension plans of the Companies comply with and have been and are managed in compliance with all applicable laws and regulations and fulfill the minimum legal requirements. The financial statements of the pension plans of the Companies have been established, and fairly present the financial position and the results of operations, in full accordance with the applicable laws and regulations and the accounting principles applied to them.


       (f) All due pension and social security contributions (including contributions to be made on benefits such as under stock option plans and the like) have been fully paid or deducted in full when due.


       (g) Except as set forth in SCHEDULE 8.11.4, all pension schemes of the Companies are fully and sufficiently funded to meet their obligations now or in the future, and no pension commitments exist other than as provided in the pension plans of the Companies.


       (h) There is no obligation of any Company to make any contributions to the Welfare Fund.


8.12   INSURANCE


       The insurance policies set forth in SCHEDULE 8.12.1 are in full force for the benefit of the insured parties mentioned therein and all due insurance premiums for the maintenance of such insurances have been paid.


8.13   PRODUCTS LIABILITY


       None of the products sold, distributed, manufactured or marketed by the Companies (the "PRODUCTS") pose any threat to the health or safety of consumers properly using the Products. The Products and their packaging comply with all applicable laws and any applicable governmental or quasi-governmental authority and, to the Sellers' Knowledge, all industry guidelines generally followed by the industry relating to manufacturing and packaging. The Products have been periodically tested for safety by the Companies in accordance with the Companies' normal practices (which, to the Sellers' Knowledge, are in accordance with reasonable industry practices). During the past three years, there have been no recalls with respect to the Products as a result of safety or health concerns or noncompliance with applicable law; nor have the formulations changed in the past twelve months due to any requirements of applicable law.


8.14   CRIMINAL LIABILITY


       No criminal offence or misdemeanour has been committed by the bodies of any of the Companies or their representatives. The Sellers are not aware of any act likely to result in criminal sanctions against any of the Companies.


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Colgate / GABA                                         Share Purchase Agreement

8.15   ENVIRONMENT


       (a) The activities of the Companies have been and are being operated in compliance with the applicable laws and regulations in force concerning the protection of the environment, and no product manufactured, assembled or sold or any service supplied by the Companies is in violation of such laws and regulations;


       (b) the Companies have obtained and complied and comply with all authorizations, licenses and other approvals required by the laws and regulations in force and have not received any notification from any competent body to the effect that any such authorization, license or approval has not been complied with or has been withdrawn;


       (c) the Companies are not obligated to clean up or otherwise remediate any contaminated surface water, ground water or soil or other environmental issues.


8.16   LITIGATION


       Save for the cases brief details of which are set out in SCHEDULE 8.16.1 there is no current, or pending, or, to the Sellers' Knowledge threatened (in writing) litigation, arbitration, claim, administrative proceeding, administrative or tax investigation or any other action or proceeding pending or contemplated whether as plaintiff or defendant in relation to the Companies or the pension funds of the Companies, in an amount higher than CHF 100'000 (one hundred thousand Swiss Francs) or otherwise material.


8.17   DISCLOSURE


       Without limiting the Representations and Warranties contained in Articles
       8.1 to 8.16, the Information Provided is to the Sellers' Knowledge complete, true and accurate in all material respects.


9.    REMEDIES OF THE PURCHASER


9.1    SELLERS' LIABILITY


       Subject to the provisions of this Article 9, the Sellers severally (but not jointly), each pro rata of her/his/its Purchase Shares to the aggregate of all Outstanding Shares, shall indemnify the Purchaser for the full amount of any damage, loss, liability, cost or expense of any kind (including reasonable attorney's fees) incurred by any of the Purchaser, the Companies, the pension funds of the Companies or their respective affiliates and representatives (the "DAMAGE") which results from any inaccuracy or omission in the Representations and Warranties or breach of undertakings.


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Colgate / GABA                                         Share Purchase Agreement

9.2    FORFEITURE OF PURCHASER'S CLAIMS


       Unless notified within the statute of limitations period in accordance with Article 9.3, any claims based on Representations and Warranties or undertakings of the Sellers are forfeited within 24 (twenty-four) months after the Closing Date (Verwirkungsfrist), except that the Representations and Warranties contained in Articles 8.1 (Corporate Existence and Capitalization of the Companies) and 8.3 (Purchase Shares) shall survive for ten years after the Closing Date and the Representations and Warranties contained in Article 8.6 (Taxes) shall survive for 5 (five) years after the Closing Date.


9.3   NOTIFICATION OF CLAIMS AND COOPERATION


       (a) The Purchaser shall notify the Sellers within 90 (ninety) calendar days after the Purchaser has detected a breach of Representations and Warranties, describing in reasonable details such breach and (to the extent possible at such time) any Damage suffered by the Purchaser or the Companies or the pension funds as a consequence of such breach. If the Purchaser fails to meet such deadline to notify, the respective claim concerned shall be forgone and unenforceable to the extent that the Sellers can demonstrate that an irreparable damage has been caused or aggravated by such failure.


       (b) If the Purchaser has duly notified the Sellers of a breach of representations and warranties, and if such claim is disputed by Sellers, the Purchaser has to commence arbitration in accordance with Article 17 not later than 90 (ninety) calendar days after receipt of such notice of dispute, unless the claim raised by Purchaser is settled before the expiry of such deadline; if the Purchaser fails to meet such deadline to commence arbitration, the respective claim concerned shall be forgone and unenforceable.


       (c) The Purchaser shall as soon as reasonably practicable notify the Sellers in writing of any third party claim or notice of violation made or asserted for which the Purchaser wants to hold the Sellers liable under this Agreement (the "THIRD PARTY CLAIMS").


       (d) In case of litigation or other proceedings regarding Third Party Claims the Purchaser shall defend such claims in consultation with the Sellers' Representative and at the Seller's cost or, if and to the extent legally permitted and if requested by the Sellers, shall give the Sellers' Representative the opportunity to defend such claims in consultation with the Purchaser and with counsel reasonably acceptable to the Purchaser. The Purchaser shall have the right to participate at its own expense with separate legal counsel in the defence of such claims whose defence has been assumed by the Sellers and, if the counsel chosen by the Sellers to defend the action has a conflict of interest or the representation of both the Purchaser and the Sellers by such counsel would be inappropriate due to actual or potentially differing inter-


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              ests  between  them,  then the  reasonable  fees and  expenses  of
              Purchaser's separate counsel shall be borne by the Sellers. The Purchaser's failure to notify or to consult with the Sellers' Representative or give the Sellers the opportunity to defend Third Party Claims shall be deemed as a waiver of any claim or right against the Sellers in connection with such Third Party Claims, unless the Purchaser reasonably demonstrates that the Sellers have not been prejudiced as a result of such failure. The Purchaser shall not (in part or in full) acknowledge or settle Third Party
              Claims  without  the  prior  written   approval  of  the  Sellers'
              Representative, which approval shall not be unreasonably withheld or delayed; the Purchaser's failure to obtain such approval shall be deemed as a waiver of any claim or right against the Sellers in connection with such Third Party Claims. The Sellers shall not (in part or in full) acknowledge or settle Third Party Claims without the prior written approval of the Purchaser; the Sellers' failure to obtain such approval shall be deemed as an acknowledgement of their liability for such Third Party Claims.


       (e) The Parties and the Companies and their respective directors, officers and representatives shall cooperate fully with each other, as to the extent reasonably requested by the other Party, in connection with any tax audit or similar formal tax proceedings the outcome of which could result in a breach of Representations or Warranties, such cooperation including the obligation to fully and timely inform the other Party of such proceedings, the obligation to submit to the other Party all correspondence and documents which a Party intends to submit to an authority in connection with such proceedings and the taking into account of all reasonable comments made by the other Party and the right, but not the obligation, of the other Party to attend as observers in meetings with an authority in connection with such proceedings.


9.4    QUANTIFICATION OF THE DAMAGE


       If the Purchaser has notified the Sellers of an alleged misrepresentation or breach of warranty or undertaking, the Sellers shall have the right to remedy such breach. In the event that a breach is not, or to the extent it is not, remedied by the Sellers within 60 (sixty) calendar days upon receipt of notification, the Sellers shall indemnify the Purchaser as follows:


       (a) The Sellers shall be liable to the Purchaser for all Damages suffered by the Purchaser, the Companies, the pension funds of the Companies as a result of any breach, with the exclusion of profits not made by the Purchaser due to the fact that this Agreement has been entered into (ENTGANGENER GEWINN ALS TEIL DES NEGATIVEN VERTRAGSINTERESSES).


       (b) If and to the extent that a misrepresentation or breach of warranty or undertaking results in a Damage of the Companies or the pension funds of the Companies, the liability of the Sellers shall be calculated as follows:


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Colgate / GABA                                         Share Purchase Agreement

          Damage *               Number of Purchase Shares
                            -------------------------------------
                                Number of Outstanding Shares



       (c) Alternatively, the Purchaser may elect to claim, subject to the limitations set forth in this Article9, an amount equal to the reduction of the Total Purchase Price resulting from the breach (BETRAG EINER KAUFPREISMINDERUNG).


9.5    LIMITATIONS


       Except for any willful or grossly negligent breach of Representations or Warranties or undertakings, the liabilities of the Sellers under this Agreement shall be limited as follows:


9.5.1  INDIVIDUAL THRESHOLD


       There shall be liability of the Sellers only with respect to such claims which, individually (whereby several claims based on the same set of facts or origin are deemed to be one claim), exceed CHF 50'000 (fifty thousand Swiss Francs) each.


9.5.2  AGGREGATE THRESHOLD


       There shall be liability of the Sellers only with respect to such claims as defined in Article 9.5.1 which, in the aggregate exceed CHF 5'000'000 (five million Swiss Francs). In such event the Sellers shall be liable with respect to the whole amount of the claims as defined in Article 9.5.1.


9.5.3  MAXIMUM RECOVERY AND WARRANTY ESCROW ACCOUNT


       Notwithstanding  anything in this  Agreement to the contrary,  subject to
       Article 9.5.4, the overall liability of the Sellers, meaning the maximum indemnification payment by the Sellers under this Agreement, in particular for misrepresentations or breaches of warranties, shall not exceed the Warranty Escrow Amount (whether before or after the payment of the Warranty Escrow Amount into the Warranty Escrow Account). The maximum recovery available to the Purchaser against an individual Seller under this Agreement shall not exceed the amount to be calculated as follows:



      Warranty Escrow Amount *  Number of Purchase Shares of individual Seller
                                ----------------------------------------------
                                           Number of Purchase Shares


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Colgate / GABA                                          Share Purchase Agreement

9.5.4 LIABILITY REGARDING CERTAIN REPRESENTATIONS AND WARRANTIES


       For claims involving a misrepresentation or breach of warranty of Article
       8.3 (Purchase Shares) none of the limitations set out in Article 9.5.1 to
       9.5.3 shall apply and the maximum  liability of each Seller under Article
       8.3 shall be the actual purchase price amount paid by the Purchaser for such affected Sellers' Purchase Shares.


9.6    WARRANTY ESCROW ACCOUNT - DECREASE OF WARRANTY ESCROW AMOUNT


       (a) The Warranty Escrow Account shall be established by the Escrow Agent based on an escrow agreement substantially in the form of
              SCHEDULE 9.6.1 (the "ESCROW AGREEMENT") in accordance with Article 5.2(b) prior to the Closing Date.


       (b)    The Warranty Escrow Amount shall be decreased as follows:


              18 months after Closing Date                        to 8 % of the Total Purchase Price
              24 months after Closing Date             to CHF 40 million (forty million Swiss Francs)
              36 months after Closing  Date  to CHF 27 million  (twenty-seven  million Swiss  Francs)
              48 months after Closing  Date         to CHF 13 million (thirteen million Swiss Francs)
              60 months after Closing Date                                            to CHF 0 (zero)



              After 24 months after the Closing Date the Warranty Escrow Amount shall secure exclusively claims for breach of Representations or Warranties contained in Article 8.6 (Taxes). Irrespective of the above schedule, the Warranty Escrow Amount for taxes shall, at any time after 24 months from the Closing Date, be reduced to CHF 5 million (five million Swiss Francs) if and promptly after the Companies have obtained final assessments (DEFINITIVE VERANLAGUNGEN) for all direct taxes (including, without limitation, taxes on earnings) in Germany, Switzerland and The Netherlands for all periods up to Closing Date.


       (c) On each of the dates referred to in Section (b) above any funds standing to the credit of the Warranty Escrow Account in excess of


              (i)    the decreased Warranty Escrow Amount; and


              (ii) the amount of claims for breach of Representations and Warranties that qualified in accordance with Article 9.5.1 and 9.5.2 that have been notified and timely prosecuted by the Purchaser in accordance with Article 9.3, any claims of the Purchaser in accordance with Article 3.3.4(b) and any claims of the Purchaser in accordance with Article 13.6, shall be released in favor of the Sellers and transferred to the Accounts.


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Colgate / GABA                                         Share Purchase Agreement

9.7    EXCLUSION OF LIABILITY


       The liability of the Sellers hereunder shall be excluded, if and to the extent that:


       (a) facts or circumstances giving rise to claims for breach of Representations or Warranties have been fairly and not misleadingly disclosed in the Information Provided in a manner which allows a reasonable business person to detect a breach of a Representation and Warranty; subject to the foregoing, article 200 of the Swiss Code of Obligations shall not be applicable to this Agreement.


       (b) the breach of Representations or Warranties alleged by the Purchaser has been remedied by the Sellers in accordance with
              Article 9.4;


       (c) the Purchaser has received or could have received by applying due care recovery or compensation under any title whatsoever from a third party (including, in particular, under any insurance policy, and subject to reduction by the amount of any increase of insurance premiums to be paid following such recovery), or, as a result of a breach of Representation or Warranty, the Purchaser has saved expenses (including taxes);


       (d) such damage or loss arises from, or is increased by, or is a result of the passing of, or any change in any legislation or any change of court rulings with precedent nature, after the Closing Date;


       (e) if and to the extent that any damage or loss was caused or increased (i) by any negligent act or omission of the Purchaser or (after the Closing Date) of any of the Companies or any of their representatives or employees, or (ii) by the fact that the Purchaser or (after the Closing Date) any of the Companies have failed to take the commercially reasonable steps to mitigate the damage caused by a breach of Representation or Warranty, or (iii) as result of a breach of Article 9.3(e) by the Purchaser or (after the Closing Date) of any of the Companies or any of their representatives or employees; or


       (f) if and to the extent that any damage or loss are covered by specific provisions created for the subject matter of the claim in the Financial Statements as per December 31, 2002.


9.8    GERMAN TAXES


       Notwithstanding anything in the foregoing, except that Articles 9.7(c) to 9.7(f) shall apply, the Parties agree that regarding representations and warranties under Article 8.6 (Taxes) that arise from the BETRIEBSPRUFUNG in Germany as described in Schedule 8.16.1, (i) no limitation regarding disclosure to or actual or deemed knowledge of the Purchaser shall apply (and that article 200 of the Swiss Code of Obligations shall be waived accordingly)


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

Colgate / GABA                                         Share Purchase Agreement

       and (ii) no limitations set forth in Articles 9.5.1 and 9.5.2 shall apply, and that the Sellers shall indemnify the Purchaser for any such additional taxes to the extent that they exceed an amount of CHF
       3'000'000 (three million Swiss Francs) (and that there shall be no indemnification up to an amount of CHF 3'000'000).


9.9    EXCLUSIVE REMEDIES


       (a) Subject to Article 9.9(c) or any other provision in this Agreement explicitly providing otherwise, the remedies provided in this
              Article 9 shall be the exclusive remedies of the Purchaser under this Agreement.


       (b) Subject to Article 9.9(c), the Purchaser expressly waives the right to rescind this Agreement pursuant to article 205 of the Swiss Code of Obligations (Wandelungsrecht) or - to the extent legally permitted - due to error (Irrtum) or clausula rebus sic stantibus. Subject to Article 9.9(c), this waiver shall apply (i) in cases where the remedies in accordance with this Article 9 apply and (ii), in particular, in cases where the Purchaser has no such remedies.


       (c) Nothing contained in this Agreement shall exclude, limit or time-bar any claims or remedies that the Purchaser may have against any of the Sellers under any legal title in the event of fraud on the part of any of the Sellers. Nothing in this Agreement shall exclude the right of the Purchaser to claim from the Sellers specific performance of undertakings.


10.    TRADE ESCROW


       (a) If the Purchaser, because of termination(s) or discontinuation(s) of material agreement(s) with third parties by such third parties, discontinues before December 31, 2005 the Trade Business or any material part thereof and as a result of such discontinuation incurs due to (i) mandatory applicable law or (ii) the provisions of collective or individual employment agreements as they are in effect on the Closing Date or (iii) adherence to local market practice, any cost for severance payments to more than 5 employees of the Trade Business ("SEVERANCE COST") the Sellers shall reimburse the Severance Cost to the Purchaser severally (but not jointly), each pro rata of her/his/its Purchase Shares to the aggregate of all of the Purchase Shares. In no event shall each Sellers' liability for the reimbursement of Severance Cost exceed the aggregate amount of the Trade Escrow Amount multiplied by the number of her/his/its Purchase Shares divided by the aggregate number of Purchase Shares. Article 9 shall not apply to this
              Article 10.


       (b)    Unless  notified  before  December  31,  2005,  any  claim  of the
              Purchaser  for   reimbursement  of  Severance  Cost  is  forfeited
              (VERWIRKUNGSFRIST).


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

Colgate / GABA                                         Share Purchase Agreement

       (c) Subject to pending claims in accordance with Article 10(a) notified in accordance with Article 10(b), after December 31, 2005 any amount standing to the credit of the Trade Escrow Account shall be paid to the Sellers.


11.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


       The Purchaser represents and warrants to the Sellers that:


       (a) It is a US corporation listed on the New York Stock Exchange duly existing under the laws of the State of Delaware;


       (b) It has taken all actions required by law and its corporate documents and, except for merger control clearances, obtained all necessary approvals and consents, that neither the execution nor the performance of this Agreement by the Purchaser will result in a breach of a governmental permit or authorization or of a material contract, and that therefore this Agreement and the transactions contemplated under this Agreement will constitute valid and binding obligations of the Purchaser enforceable in accordance with its terms.


       (c) There are no actions, suits or proceedings pending against the Purchaser or any of the Purchaser's affiliates before any court or administrative board, agency or commission which involve a claim by a governmental or regulatory authority, or by a third party, which would operate to hinder or substantially impair the consummation of the transactions contemplated under this Agreement. The Purchaser is not aware of any actions, suits or proceedings in accordance with the preceding sentence which have been threatened in writing to be filed or instituted against the Purchaser or any of the Purchaser's affiliates.


12.    EXCLUSIVE REPRESENTATIONS AND WARRANTIES


       Each Party acknowledges that, other than as expressly provided for in this Agreement, the other Party/Parties has/have not made and does/do not make, and each Party has not relied and does not rely on, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement. In particular, and without limitation to the foregoing, the Purchaser acknowledges that the Sellers are not making any representations as to budgets, business plans, forward-looking statements and other projections of a financial, technical or business nature relating to the business of the Companies other than those expressly set forth in Article 8 above. The provisions contained in Article 9 shall supersede the provisions of articles 201 and 210 of the Swiss Code of Obligations which shall not be applicable to this Agreement. The Parties expressly waive the notification and examination requirements under article 201 and the statute of limitations under article 210 of the Swiss Code of Obligations.

Colgate / GABA                                         Share Purchase Agreement

13.   UNDERTAKINGS


13.1 UNDERTAKINGS IN FAVOR OF THE SELLERS REGARDING AVOIDANCE OF NEGATIVE TAX CONSEQUENCES


       (a) The Purchaser has access to the funds necessary to finance the transactions contemplated under this Agreement.


       (b) Unless there is a prior written confirmation of the competent Swiss tax authorities stating that such actions and measures will not trigger any income tax consequences to any of the Sellers (including the Tax Rulings), the Purchaser and its related persons and affiliates undertake to avoid any actions and measures which could lead to a re-qualification of the private capital gain resulting from the sale of the Purchase Shares into taxable income to any of the Sellers tax resident in Switzerland on the Signing Date (and for each such Seller in the Canton she/he/it is tax resident on the Signing Date) under Swiss Federal or cantonal laws and the relevant court practice on the basis of the concept of (i) an "Indirect Partial Liquidation" ("Indirekte Teilliquidation"), or "Indirect Total Liquidation" ("Indirekte Totalliquidation"),
              (ii) tax avoidance or (iii) other concepts that would result in such a re-qualification; it is agreed that any relocation of the tax residence after the date of such tax rulings by any Seller shall be at the risk of such Seller.


              In particular, with respect to one, several or all of the Companies, the Purchaser shall not undertake any of the following actions and measures unless there is a prior written confirmation of the competent Swiss tax authorities stating that such actions and measures will not trigger any income tax consequences to any of the Sellers (including the Tax Rulings), it is agreed that any relocation of the tax residence after the date of such tax rulings by any Seller shall be at the risk of such Seller:


              (i) any distribution of retained earnings or reserves of the Companies already existing on the Closing Date,


              (ii) merger of the Companies with any entity of the Purchaser's group,


              (iii) lending funds of the Companies in order to directly or indirectly finance the Total Purchase Price,


              (iv) pledging assets of the Companies in order to directly or indirectly secure the Total Purchase Price financing,


              (v) pledging the Purchase Shares in order to directly or indirectly secure the Total Purchase Price financing,


              (vi)   liquidation of any of the Companies,


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

Colgate / GABA                                         Share Purchase Agreement

              (vii) any other measure which could be considered as direct or indirect financing or securing of the Total Purchase Price by any of the Companies.


       (c) At the Signing Date, the Initial Sellers have their tax domicile as provided for on the cover page of this Agreement.


       (d) The Purchaser undertakes to fully comply with the tax rulings, if any, issued by the competent Swiss tax authorities (in particular the Tax Rulings);


       (e) The Purchaser undertakes to fully cooperate with the Sellers, and the Sellers undertake to fully cooperate with the Purchaser, in order to optimize the tax position of the Sellers in connection with the transactions contemplated under this Agreement. The Sellers undertake to cause their tax representatives to support the Purchaser in connection with, and to file for, additional tax rulings before or after the Closing Date. After the Closing Date, any costs associated therewith shall be borne by the Purchaser.


       (f)    Any breach of the  undertakings  contained in Article  13.1(b) and
              (d) by the Purchaser shall entitle each Seller to an indemnification payment in the amount of the personal income taxes, late payment interest, penalties and reasonable attorneys and advisory fees to be paid by such Seller as a result of the re-qualification of the tax-free capital gain into taxable income.


13.2  UNDERTAKINGS REGARDING SWISS EMPLOYEES


13.2.1 LIMITATIONS ON TERMINATIONS OF SWISS EMPLOYMENT AGREEMENTS


       The Purchaser shall procure that, for a period of


       (a) 12 months after the Closing Date, the Swiss Companies will not terminate any employment agreements with employees having an employment agreement with any of the Swiss Companies at the Closing Date;


       (b) 24 months after the Closing Date, the Swiss Companies will not terminate more than 20% of the total of employment agreements with employees having an employment agreement with any of the Swiss Companies at the Closing Date; and


       (c) 24 months after the Closing Date, in addition to Article 13.2.1(a) to (b), the Swiss Companies will not terminate any employment agreements with the employees having an employment agreement with any of the Swiss Companies at the Closing Date (a) above the age of 50 at the Closing Date or (b) a work, service or employment relationship with any of the Swiss Companies exceeding 10 (ten) years, as set forth in SCHEDULE 12.3.1.1.


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

Colgate / GABA                                         Share Purchase Agreement

13.2.2 SUBSTITUTION  TO   TERMINATIONS  OF  EMPLOYMENT   AGREEMENTS  WITH  SWISS
       COMPANIES


       A termination of an existing employment agreement with any of the Swiss Companies shall not be deemed to be a termination for the purposes of this Article 13.


       (a) if it is a termination by the respective Swiss Company for cause in accordance with article 337 of the Swiss Code of Obligations; or


       (b) if before the termination becoming effective the Purchaser offers to the respective employee a severance package corresponding to the salary based on the employment agreement as in force as of the Signing Date, including bonuses (BONI, GRATIFIKATIONEN) in accordance with the budget 2003 of the Companies as set forth in
              SCHEDULE 12.3.2.1, and equal to the aggregate amount of salary that the respective employee would have received, had his employment agreement not been terminated before 24 months after the Closing Date.


13.2.3 REMEDIES


       Any breach of the undertakings contained in this Article 13.2 by the Purchaser shall entitle the Sellers to an indemnification payment in the amount equal to the amount(s) which the Purchaser were to pay to the respective employee(s) of the Swiss Companies in accordance with Article 13.2.2(b) to be in compliance with Article 13.2. The Sellers shall pay such amounts received to the respective employee(s).


13.3  UNDERTAKINGS REGARDING SWISS PENSION SCHEMES


       (a) The Purchaser shall procure that, for a period of 3 (three) years after the Closing Date, the pension schemes Pensionskasse der GABA AG and Personalvorsorgestiftung der GABA Holding AG for the benefit of existing employees and former employees of the Swiss Companies having or having had an employment agreement on or before the Signing Date shall not be amended, diminished or otherwise altered to the detriment of any of such existing or former employee, subject to and to the extent of changes of the law.


       (b) The Purchaser shall procure that the foundation board (STIFTUNGSRAT) of the welfare fund of GABA AG (WOHLFAHRTSFONDS DER GABA AG, the "WELFARE FUND"), the deed of foundation of the Welfare Fund is attached hereto as SCHEDULE 12.4.1, shall continue to consist of Messrs Werner Degen, Hanspeter Ludin, Urs Senn, Dr. Peter Grogg and Ueli Winzenried for a period of 3 (three) years after the Closing Date. The Parties shall use best efforts to amend the purpose of the deed of foundation of the Welfare Fund so that the beneficiaries of the Welfare Fund will exclusively consist of persons who are either employees or retired employees of the Swiss Companies on the Signing Date.


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Colgate / GABA                                         Share Purchase Agreement

       (c) It is understood that any surplus remaining in the Welfare Fund shall be used for the benefit of all employees of Swiss Companies reflecting each employee's age of service for the respective Swiss Company when determining the specific benefit.


13.4  BONUS PAYMENT TO EMPLOYEES


       (a) The Purchaser shall in the name of the Sellers make the necessary provisions for a bonus payment (ANERKENNUNGSPRAMIE) to be paid within 1 (one) month after the Closing Date, the exact point of time within such period to be determined by the Agents, to the employees, who are employees of a Company at the Closing Date according to the written instructions by the Agents. The aggregate gross amount of such bonus payment (including LOHNNEBENKOSTEN such as social security duties or source taxes), shall amount to CHF 5'500'000 (five million and five hundred thousand Swiss Francs) and be deducted from the Closing Net Cash.


       (b) The Purchaser undertakes that as of the Closing Date all legal obligations of an employer in connection with this Article 13.4 shall be duly met, e.g., that the Companies, in particular, but without limitation, will in their capacity as employers issue salary certificates (LOHNAUSWEISE), and report, deduct, and pay social security contributions and source tax.


13.5  NO CLAIMS AGAINST DIRECTORS AND EXECUTIVE OFFICERS


       (a) The Purchaser shall not make, and shall procure that after the Closing Date GABA Holding shall not make, any claim against any director or executive officer of GABA Holding who is a Seller in connection with their acts or omissions as directors or executive officers of GABA Holding in the period prior to Closing in accordance with article 752 et seq. of the Swiss Code of Obligations except for fraud, criminal or wilful misconduct.


       (b) At the first shareholders' meeting of GABA Holding following the Closing Date, the Purchaser shall procure that such meeting grants unconditional discharge to the directors and executive officers of GABA Holding in connection with their acts or omissions as directors and executive officers of GABA Holding in the period prior to the Closing Date except for fraud, criminal or wilful misconduct.


13.6  DIVESTURE OF BUSINESS


       (a) If a condition imposed or commitment requested by a competent authority should include or result in a divestment in full or in part of the business relating to the production and/or the distribution of Dentagard branded toothpaste in Germany (the "-BUSINESS") or Meridol branded toothpaste in Germany (the "OTHER BUSINESS"), the following shall apply:


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Colgate / GABA                                         Share Purchase Agreement

              (i) The Parties shall use their respective best efforts, if necessary supported by a jointly appointed investment bank of international repute, to effect the divestment at the best price and other terms and conditions as can reasonably be obtained in compliance with the conditions or commitments imposed by the competent authorities.


              (ii) The Total Purchase Price shall be reduced by an amount (the "REDUCTION AMOUNT") that is equivalent to:


                     (1) in the event of a divestment of the Business, the revenues of the Business (or the divested part thereof) during the fiscal year 2003 multiplied by the factor 2, less the BONA FIDE net consideration received for such business and, if any, 50% of the investment bankers' fees; and


                     (2) in the event of a divestment of the Other Business, the revenues of the Other Business (or the divested part thereof) during the fiscal year 2003 multiplied by the factor 3.6, less the BONA FIDE net consideration received for such business and, if any, 50% of the investment bankers' fees, divided by the number of Outstanding Shares and multiplied by the number of Purchase Shares.


                     Under no circumstances shall the Reduction Amount exceed CHF 50'000'000. Article 9 shall not apply to this Article 13.6.


       (b) If the divestment of the Business and/or the Other Business has been closed to the satisfaction of the competent competition authorities prior to the Closing Date, the Initial Purchase Price payable by the Purchaser at the Closing shall be reduced by the Reduction Amount.


       (c) If the divestment of the Business and/or the Other Business has not been closed to the satisfaction of the competent competition authorities prior to the Closing Date, the Parties shall instruct the Escrow Agent to pay the Reduction Amount from the Warranty Escrow Account to the Purchaser as soon as the divestment of the respective business has been closed to the satisfaction of the competent competition authorities.


       (d) The Parties shall fully and in good faith consult and co-operate with each other in respect of any merger clearances, the related proceedings and the actions set forth in this Article 13.6, in particular, (i) none of the Parties shall contact any competent competition authorities without prior consultation with the other Party, (ii) the other Party shall have the right, but not the obligation to participate in meetings with any competent competition authorities, and (iii) the Parties shall have the obligation to submit to the other Party all correspondence and documents which a Party intends to submit to an authority in connection with such proceedings and to take into ac-


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Colgate / GABA                                         Share Purchase Agreement

              count all reasonable comments made by the other Party. If and to the extent that the Purchaser failed to comply with the obligations under this Article 13.6 and cannot demonstrate that the Sellers have not been prejudiced by such failure, the Reduction Amount shall be reduced accordingly.


       (e) The Sellers shall be represented by the Agents or the Sellers' Representative for all purposes under this Article 13.6.


13.7  CONFIDENTIALITY AND RELEASE


       (a) Each Seller shall not, directly or indirectly, before the fifth anniversary of this Agreement, disclose to any unauthorized person or, for his own account or the account of a third party, commercially exploit, any information which is not publicly known with respect to the business, assets, customers, suppliers, rights, and operations of the Companies, unless and to the extent that such confidential information is or becomes generally known to and available for use by the public other than as a result of the breach by any Seller.


       (b) Each Seller (other than under employment agreements) hereby unconditionally and for the direct benefit of the Purchaser and each Company releases each Company from, waives, and undertakes not to raise, any claim against any Company, under whatever legal title and whether due or future, actual or contingent.


14.    CONFIDENTIALITY - PRESS RELEASES


       (a) The Parties agree to keep confidential the existence and contents of this Agreement including the Schedules, as well as any documents exchanged between the Parties regarding this Agreement, as of the Signing Date, unless the Parties are legally obliged to provide any documents to third parties, in which case the Party concerned shall inform the other Party beforehand.


       (b) However, the Parties agree that they may provide information to any consultants, independent accountants and auditors, investors and financial institutions with whom they may wish to work with regard to the acquisition of the Purchase Shares and the financing of such acquisition, provided that the Parties obtain from said persons undertaking to keep this Agreement confidential to the extent that it is confidential at such time.


       (c) Moreover, as an exception to the above, information or documents may be provided to bodies representing the employees for consultation and for information purposes, and in order to obtain administrative authorizations or within the context of legal or arbitration proceedings.


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

Colgate / GABA                                         Share Purchase Agreement


       (d) The Sellers and the Purchaser shall consult each other and obtain the other Party's written approval (whereby the Sellers authorize Mr. Werner Degen and Dr. Peter Grogg to jointly give such approval on behalf of the Sellers) before publishing any press releases, announcements or advertisements concerning the transactions contemplated under this Agreement, as well as on the dates for such publication.


       (e) Notwithstanding the foregoing, the Sellers acknowledge that the Purchaser is subject to various securities and disclosure requirements under U.S. securities laws and New York Stock Exchange rules and will have to comply with such laws and rules after prior consultation with the Agents.


15.    NATURE OF THE LIABILITY OF THE SELLERS


       The Sellers' liability under this Agreement shall be personal and several (EINZELSCHULDNER) not joint and several (KEINE SOLIDARHAFTUNG) and any one Seller shall only be liable to the Purchaser pro rata to its Purchase Shares to the aggregate of all of the Shares minus the Treasury Shares.


16.    MISCELLANEOUS


16.1  INVALIDITY - SEVERABILITY OF THE PROVISIONS


       If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall, if possible, be adjusted rather than voided, in order to achieve a result which corresponds to the fullest possible extent to the intention of the Parties. The nullity or adjustment of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, unless this is commercially unreasonable to any of the Parties.


16.2  WAIVERS


       Failure to exercise, in part or in full, any of the rights under the provisions of this Agreement shall not result in the waiver of the benefit of such right in future or of any other right under this Agreement.


16.3  EXPENSES


       The Purchaser shall pay its own expenses and the expenses of its counsel and advisers in relation to this Agreement. To the extent permissible under relevant tax laws, GABA Holding shall pay the expenses of the Sellers and the expenses of their counsel and advisers in relation to this Agreement. Besides and subject to Article 13.1, each Seller shall pay its own taxes and expenses.


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Colgate / GABA                                         Share Purchase Agreement

16.4  ASSIGNMENT


       No Party shall assign or transfer in any other way, in part or in full, any of its rights or obligations under this Agreement without the prior written consent of the other Parties. The Purchaser may substitute for itself any legal entity belonging to the Purchaser group, in full or in part, provided that the Purchaser shall in such case remain jointly liable with the new party for all obligations of the Purchaser under this Agreement.


16.5  ENTIRE AGREEMENT; AMENDMENTS


       This Agreement constitutes the entire agreement between the Parties concerning the transactions contemplated by it and supersedes in all respects all previous agreements or arrangements, negotiations, correspondence, undertakings and communications, oral or in writing, in particular the Term Sheet dated October 25, 2003 and, subject to the Closing (AUFSCHIEBENDE BEDINGUNG) the Confidentiality Agreement dated September 25/30, 2003. This Agreement, including this Article 16.5 may only be amended in writing, signed by the Purchaser and on behalf of the Sellers by the Agents.


16.6  COMMUNICATIONS AND NOTICES - SELLERS' REPRESENTATIVE


       (a) Any notice, request or instruction to be made under or in connection with this Agreement to any Seller shall be made to the Sellers' Representative. Any notice, request or instruction to be made under this Agreement shall be made in writing and be delivered by registered mail or courier or by facsimile (to be confirmed in writing delivered by registered mail or courier) to the following addresses (or such other addresses as may from time to time have been notified according to this Article 16.6):


              (i)    If to any Seller or:
                     the Agents:                 Dr. Peter Honegger
                                                 Niederer Kraft & Frey
                                                 Bahnhofstrasse 13
                                                 CH-8001 Zurich
                                                 Switzerland
                                                 Fax: +41 58 800 8080


              (ii)   If to the Purchaser:        Colgate-Palmolive  Company
                                                 Attn. of General Counsel
                                                 300 Park Avenue New York,
                                                 New York 10022
                                                 United  States of America
                                                 Fax: +1 212 310 2374


                                                 with copies to:


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

Colgate / GABA                                         Share Purchase Agreement


                                                 Dr. Rudolf Tschaeni
                                                 Lenz & Staehelin
                                                 Bleicherweg 58
                                                 CH-8027 Zurich
                                                 Switzerland
                                                 Fax: +41 1 204 12 00


                                                  Wachtel, Lipton, Rosen & Katz
                                                  Attn.  Patricia A. Vlahakis
                                                       and Joshua R. Cammaker
                                                  51 West 52nd Street
                                                  New York, New York 10019
                                                  United States of America
                                                  Fax: +1 212 403 2000


       (b) The Sellers hereby appoint Dr. Peter Honegger, Bahnhofstrasse 13, 8001 Zurich (or, in the event of his inability to act, another partner at Niederer Kraft & Frey, in Zurich) as their joint representative (the "SELLERS' REPRESENTATIVE") for the receipt of notices and communications and for the delivery of such notices and for any other act or performance provided for in this Agreement and within the scope of this Agreement. This power of attorney shall not terminate in the event of the loss of capacity to act or death of one of the Sellers but shall remain in full force and effect. Each Seller hereby waives the right to revoke this power of attorney.


       (c) The Sellers hereby appoint each of Mr. Werner Degen and Dr. Peter Grogg (the "AGENTS") as their attorneys in determining whether to agree to any and all amendments of this Agreement and waivers in relation to this Agreement and with respect to any disputes or settlements regarding the Closing Financial Statements or the Adjustment Amount, the indemnification provided herein or any other provisions contained in this Agreement. Each Seller (excluding Mr. Degen and Dr. Grogg) hereby waives the right to revoke this power of attorney.


       (d) Notices shall be effective as of the business day following the their date of receipt (by fax or courier).


17.    GOVERNING LAW - ARBITRATION


       (a) This Agreement shall be governed, construed and enforced in accordance with the laws of Switzerland excluding the CISG (United Nations Convention on the International Sale of Goods) and its rules regarding the conflicts of laws.


       (b) The Parties hereby irrevocably submit to exclusive jurisdiction of the court of arbitration under the rules of the International Chamber of Commerce in Paris, such arbitration to be conducted in Zurich, in the English language, with a panel of three arbitrators in connection with any disputes or claims arising in connection herewith.


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Colgate / GABA                                         Share Purchase Agreement

18.    SIGNED COUNTERPARTS


(a) 4 (four) original counterparts of this Agreement shall be signed. 2 (two) copies of the Schedules shall be made, two of which shall be initialed.


(b) Two of these original counterparts must be initialed on each page by a representative of the Purchaser and of the Sellers. The Purchaser, each Initial Seller and the Sellers' Representative shall each receive an original counterpart.





                              19.     SIGNATORIES



Place, Date: Zurich, 18 December 2003     On behalf of the Initial Sellers:



                                          /S/  WERNER DEGEN    /S/  PETER GROGG
                                         ---------------------------------------
                                          Werner Degen          Dr. Peter Grogg



Place, Date: Zurich, 18 December 2003     Colgate-Palmolive Company




                                         /S/  FRANCK MOISON
                                         ---------------------------------------
                                         Franck Moison,
                                         President Colgate Europe




                                       47